EXHIBIT 23.1



We consent to the incorporation by reference in this registration statement of MasTec, Inc. on Form S-8 of our report dated March 22, 1996, on our audits of the consolidated financial statements of MasTec, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1995.




/s/ COOPERS & LYBRAND
----------------------
Coopers & Lybrand


Miami, Florida
February 21, 1997